EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2000, except for Note 14 as to which the date is August 7, 2000, relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Burlington Resources Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K/A No. 2 for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 18, 2000